Exhibit 99.2

Insight Digital Partners II Announces Closing of $172.5 Million Initial Public Offering Including Exercise of Underwriters’ Over-Allotment Option in Full

NEW YORK, NEW YORK, Oct. 30, 2025 (GLOBE NEWSWIRE) -- Insight Digital Partners II (Nasdaq: DYORU) (the “Company”) today announced the closing of its initial public offering of 17,250,000 units, which includes 2,250,000 units issued pursuant to the exercise by the underwriters of their over-allotment option in full, at a public offering price of $10.00 per unit. Each unit consists of one Class A ordinary share and one-half of one redeemable warrant, with each whole warrant exercisable to purchase one Class A ordinary share at a price of $11.50 per share.

The units are listed on The Nasdaq Global Market (“Nasdaq”) and commenced trading under the ticker symbol “DYORU” on October 29, 2025. Once the securities comprising the units begin separate trading, the Class A ordinary shares and warrants are expected to be listed on Nasdaq under the symbols “DYOR” and “DYORW,” respectively.

Concurrently with the closing of the initial public offering, the Company closed on a private placement of 5,450,000 warrants at a price of $1.00 per warrant, resulting in gross proceeds of $5,450,000. Insight Digital Partners Sponsor LLC, the Company’s sponsor, purchased 3,725,000 of the private placement warrants and Cohen & Company Capital Markets purchased 1,725,000 of the private placement warrants. Each private placement warrant is exercisable to purchase one Class A ordinary share at $11.50 per share. Of the proceeds received from the consummation of the initial public offering and a simultaneous private placement of warrants, $172,500,000 (or $10.00 per unit sold in the public offering) was placed in trust.

Insight Digital Partners II is a blank check company formed for the purpose of effecting a merger, amalgamation, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses. While the Company may pursue an initial business combination in any industry, sector or geographic region, it expects to target opportunities and companies that are in high-growth, high-impact sectors that form the backbone of the digital economy. Target areas include infrastructure supporting stablecoins and digital payments, staking and mining operations, trading and exchange platforms, and high-performance computing—alongside innovative opportunities in energy that power these advancements.

Cohen & Company Capital Markets, a division of Cohen & Company Securities, LLC, acted as the sole book-running manager of the offering.

A registration statement relating to these securities has become effective pursuant to Section 8(a) of the Securities Act of 1933, as amended. This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

The offering was made only by means of a prospectus. Copies of the prospectus relating to this offering may be obtained from Cohen & Company Capital Markets, 3 Columbus Circle, 24th Floor, New York, NY 10019, Attention: Prospectus Department, or by email at: capitalmarkets@cohencm.com.

Cautionary Note Concerning Forward-Looking Statements

This press release contains statements that constitute “forward-looking statements,” including with respect to the Company’s search for an initial business combination and the anticipated use of the net proceeds of the initial public offering and simultaneous private placement. No assurance can be given that the net proceeds of the offering will be used as indicated. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company’s registration statement for the initial public offering filed with the SEC. Copies are available on the SEC’s website, www.sec.gov. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Contact

Chelsea Saffran
Communications Director
Insight Digital Partners II
csaffran@insightacqcorp.com